As filed with the Securities and Exchange Commission on July 20, 2026

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Big Digital Energy, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0445167
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

950 Railroad Avenue

Midland, Pennsylvania 15059

(Address of Principal Executive Offices) (Zip Code)

Big Digital Energy, Inc. 2024 Omnibus Equity Incentive Plan

(Full title of the plan)

Phillip Stanley

Chief Executive Officer

Big Digital Energy, Inc.

950 Railroad Avenue

Midland, Pennsylvania 15059

(Name and address of agent for service)

(412) 515-0896

(Telephone number, including area code, of agent for service)

with a copy to:

Cam Hoang

Dorsey & Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota

Telephone: (612) 340-2600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Big Digital Energy, Inc., formerly known as Mawson Infrastructure Group, Inc. (the “Company”) to register an additional 375,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable under the Company’s 2024 Omnibus Equity Incentive Plan (the “Plan”). The registration of 250,000 additional shares under the Plan is pursuant to the provision in the Plan which provides for annual automatic increases in the number of shares of Common Stock reserved for issuance under the Plan and reflects the 1-for-20 reverse stock split effective November 20, 2025. In addition, shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a participant that were (A) subject to forfeited awards, (B) delivered (either by actual delivery or attestation) to the Company by a participant to satisfy the applicable exercise or purchase price of an award, and/or to satisfy any applicable tax withholding obligation or (C) subject to awards denominated in shares, but paid or settled in cash, in each case, shall be added to the number of shares of Common Stock available for the grant of awards under the Plan. Therefore, an additional 125,000 shares of Common Stock are being registered hereunder for those purposes.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Company’s effective registration statements on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) on February 21, 2025 (File No. 333-285147), and June 20, 2024 (File No. 333-280370)(collectively, the “Prior Registration Statements”), as further supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

1.	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 31, 2026;

2.	the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2026;

3.	the Company’s Current Reports on Form 8-K filed with the Commission on February 2, 2026, April 6, 2026, April 8, 2026, April 23, 2026, May 1, 2026, June 3, 2026, June 9, 2026, July 6, 2026 and July 20, 2026 (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items); and

4.	the description of the Common Stock contained in the Company’s registration statement on Form 8-A, filed with the Commission on September 28, 2021, and all amendments or reports filed for the purpose of updating such description.

All other reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and/or 15(d) of the Securities Exchange Act of 1934, as amended, (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

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Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Certificate of Incorporation filed February 10, 2012	8-K	000-52545	3.1	4/5/2012
4.2	Certificate of Amendment to Certificate of Incorporation filed July 18, 2013	8-K	000-52545	3.1	7/18/2013
4.3	Certificate of Amendment to Certificate of Incorporation filed November 15, 2017	8-K	000-52545	3.3	11/21/2017
4.4	Certificate of Amendment to Certificate of Incorporation filed March 1, 2018	8-K	000-52545	3.1	3/5/2018
4.5	Certificate of Amendment to Certificate of Incorporation filed March 17, 2021	8-K	000-52545	3.1	3/23/2021
4.6	Certificate of Amendment to Certificate of Incorporation filed June 9, 2021	8-K	000-52545	3.1	6/14/2021
4.7	Certificate of Amendment to Certificate of Incorporation filed August 11, 2021	8-K	000-52545	3.1	8/16/2021
4.8	Certificate of Amendment to Certificate of Incorporation filed February 6, 2023	8-K	001-40849	3.1	2/9/2023
4.9	Certificate of Amendment to Certificate of Incorporation dated November 19, 2025	8-K	001-40849	3.1	11/21/2025
4.10	Certificate of Amendment to Certificate of Incorporation filed April 20, 2026	8-K	001-40849	3.1	4/23/2026
4.11	Certificate of Amendment to Certificate of Incorporation filed June 8, 2026	8-K	001-40849	3.1	6/9/2026
4.12	Certificate of Designation of Rights, Preferences and Privileges of Series D Convertible Preferred Stock	8-K	001-40849	3.1	07/06/2026
4.13	Bylaws	8-K	000-52545	3.1	5/10/2013
4.14	Big Digital Energy, Inc. 2024 Omnibus Equity Incentive Plan (formerly known as the Mawson Infrastructure Group, Inc. 2024 Omnibus Equity Incentive Plan)	DEF14A	001-40849		4/30/2024
4.15	Form of Stock Option Grant Notice and Option Agreement under Big Digital Energy, Inc. 2024 Omnibus Equity Incentive Plan	S-8	333-280370	99.2	6/21/2024
5.1	Opinion of Dorsey & Whitney LLP					X
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)					X
23.2	Consent of Independent Registered Public Accounting Firm (Wolf & Company, P.C.)					X
24.1	Power of Attorney (included on the signature page hereto)					X
107	Filing Fee Table					X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on July 20, 2026.

BIG DIGITAL ENERGY, INC.

By:	/s/ Phillip Stanley
Name:	Phillip Stanley
Title:	Chief Executive Officer and Director

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Big Digital Energy, Inc., a Delaware corporation, hereby constitutes and appoints Phillip Stanley, Cody Smith and Kaliste Saloom and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and re-substitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip Stanley	Chief Executive Officer and Director	July 20, 2026
Phillip Stanley	(Principal Executive Officer)

/s/ William Regan	Chief Financial Officer	July 20, 2026
William Regan	(Principal Financial and Accounting Officer)

/s/ Joshua Kilgore	Executive Chairman	July 20, 2026
Joshua Kilgore

/s/ Cody Smith	Chief Operating Officer and Director	July 20, 2026
Cody Smith

/s/ Kyle B. Danges	Independent Director	July 20, 2026
Kyle B. Danges

/s/ K. Rodger Davis	Independent Director	July 20, 2026
K. Rodger Davis

/s/ Lisa R. Hough	Independent Director	July 20, 2026
Lisa R. Hough

/s/ Daniel J. Morrison	Independent Director	July 20, 2026
Daniel J. Morrison

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